Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES 2020 FOURTH QUARTER AND FULL YEAR RESULTS

Significant expansion of gross margin from home sales helped drive a 59% year-over-year increase in net income for the quarter, while record fourth quarter home orders drove backlog to an all-time year end high of $3.26 billion.

DENVER, COLORADO, Tuesday, February 2, 2021. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter and full year ended December 31, 2020.

Larry A. Mizel, MDC’s Executive Chairman, stated, “MDC delivered another quarter of significant order growth and strong profitability in the fourth quarter of 2020. The dollar value of our net orders for the quarter increased 92% year-over-year on a 67% improvement in sales pace, as we continued to see broad-based strength in demand from both a geographic and a product standpoint. Net income rose 59% to $147.5 million, based on the significant growth of both our homebuilding and our financial services operations.”

Mr. Mizel continued, “The new home industry continues to benefit from a number of tailwinds, including limited existing home inventory, low mortgage rates, pent-up demand resulting from millennials aging into their prime home-buying years and an increased emphasis on single family home ownership brought about by the pandemic. The outlook for each of these drivers appears to be favorable to start 2021, giving us optimism for our industry and our Company. Given this positive outlook, we have taken steps to fortify our financial position, including the expansion of our homebuilding line of credit to $1.2 billion and the recent issuance of $350 million of senior notes at a record low rate of 2.5%. With a positive industry backdrop, a sizable backlog and a strong balance sheet, MDC is well positioned to build on our success from 2020.”

David D. Mandarich, MDC’s President and Chief Executive Officer, stated, “2020 was an outstanding year for our company as we successfully navigated the challenges brought about by the pandemic and delivered strong returns for our shareholders. Our focus on more-affordable product and our build-to-order operating model proved to be ideally suited for these turbulent times and allowed us to post significant improvements to nearly every relevant operating metric for the year. As we head into 2021, we remain excited about the opportunities available to our Company, including our recent entry into the Boise market. With a proven business model, a seasoned leadership team and an established track record of success, MDC remains well positioned to take advantage of the favorable housing demand we see today.”

2020 Fourth Quarter Highlights and Comparisons to 2019 Fourth Quarter

•Home sale revenues increased 10% to $1.18 billion from $1.07 billion
◦Unit deliveries up 7% to 2,564
◦Average selling price of deliveries up 2% to $461,000
•Gross margin from home sales increased 350 basis points to 22.0% from 18.5%
•Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") of 10.0% vs. 9.8%
•Homebuilding pretax income increased 52% to $142.3 million from $93.4 million
•Financial services pretax income increased 54% to $29.0 million from $18.8 million
•Net income of $147.5 million, or $2.19 per diluted share, up 59% from $92.6 million or $1.42 per diluted share
◦Effective tax rate of 13.9% vs. 17.5%
•Dollar value of net new orders increased 92% to $1.32 billion from $684.9 million
◦Unit net orders increased 72% to 2,708
◦Average selling price of net orders up 12%

2020 Full Year Highlights and Comparisons to 2019 Full Year

•Home sale revenues increased 17% to $3.77 billion from $3.21 billion
◦Unit deliveries up 17% to 8,158
•Net income of $367.6 million, or $5.58 per diluted share, up 54% from $238.3 million or $3.72 per diluted share
•Gross margin from home sales of 20.8% vs. 18.8%
•SG&A rate of 10.7% vs. 11.3%
•Homebuilding pretax income increased 55% to $378.5 million from $244.8 million
◦Effective tax rate of 19.7% vs. 21.9%
•Financial services pretax income increased 31% to $79.0 million from $60.2 million
•Dollar value of net new orders increased 56% to $5.46 billion from $3.50 billion
◦Unit net orders increased 40% to 11,012
◦Monthly sales absorption pace increased 36% to 4.85

2021 Outlook and Other Selected Information1

•Backlog dollar value at December 31, 2020 up 87% year-over-year to $3.26 billion
•Home deliveries for the 2021 first quarter between 2,200 and 2,400
◦Average selling price for 2021 first quarter unit deliveries between $470,000 and $480,000
◦Gross margin from home sales for the 2021 first quarter of approximately 21.5% (assuming no impairments or warranty adjustments)
•Full year 2021 home deliveries between 10,000 and 11,000
•Active subdivision count at December 31, 2020 of 194, up 5% year-over-year
◦Targeting an increase of at least 10% year-over-year in ending active subdivision count for 2021
•Lots controlled of 29,469 at December 31, 2020, up 8% year-over-year
•Homebuilding line of credit increased to $1.20 billion in December 2020
•Issued $350 million of 10-year senior notes at 2.500% in January 2021
•Quarterly cash dividend of forty cents ($0.40) per share declared on January 25, 2021, up 21% from the prior year
•8% stock dividend declared on January 25, 2021

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 210,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland and Boise. MDC's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2020, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,180,987	$1,074,852	$3,765,379	$3,205,248
Home cost of sales	(921,060)	(876,156)	(2,982,668)	(2,600,196)
Inventory impairments	—	(325)	—	(935)
Total cost of sales	(921,060)	(876,481)	(2,982,668)	(2,601,131)
Gross profit	259,927	198,371	782,711	604,117
Selling, general and administrative expenses	(117,949)	(105,101)	(403,218)	(362,790)
Interest and other income	868	1,579	4,233	9,070
Other expense	(569)	(1,447)	(5,209)	(5,635)
Homebuilding pretax income	142,277	93,402	378,517	244,762

Financial Services:
Revenues	44,179	29,616	135,832	88,005
Expenses	(16,064)	(16,118)	(52,465)	(45,001)
Other income (expense), net	902	5,346	(4,372)	17,223
Financial services pretax income	29,017	18,844	78,995	60,227

Income before income taxes	171,294	112,246	457,512	304,989
Provision for income taxes	(23,806)	(19,657)	(89,930)	(66,677)
Net income	$147,488	$92,589	$367,582	$238,312

Comprehensive income	$147,488	$92,589	$367,582	$238,312

Earnings per share:
Basic	$2.27	$1.48	$5.76	$3.84
Diluted	$2.19	$1.42	$5.58	$3.72

Weighted average common shares outstanding:
Basic	64,427,363	62,192,849	63,455,422	61,616,988
Diluted	66,824,729	64,609,357	65,441,279	63,702,666

Dividends declared per share	$0.40	$0.30	$1.39	$1.18

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2020	December 31, 2019

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$411,362	$424,186
Restricted cash	15,343	14,279
Trade and other receivables	72,466	65,829
Inventories:
Housing completed or under construction	1,486,587	1,036,191
Land and land under development	1,345,643	1,330,384
Total inventories	2,832,230	2,366,575
Property and equipment, net	61,880	60,414
Deferred tax asset, net	11,454	21,768
Prepaids and other assets	101,685	78,358
Total homebuilding assets	3,506,420	3,031,409
Financial Services:
Cash and cash equivalents	77,267	35,747
Marketable securities	—	56,747
Mortgage loans held-for-sale, net	232,556	197,021
Other assets	48,677	17,432
Total financial services assets	358,500	306,947
Total Assets	$3,864,920	$3,338,356
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$98,862	$87,364
Accrued and other liabilities	300,735	245,940
Revolving credit facility	10,000	15,000
Senior notes, net	1,037,391	989,422
Total homebuilding liabilities	1,446,988	1,337,726
Financial Services:
Accounts payable and accrued liabilities	95,630	68,529
Mortgage repurchase facility	202,390	149,616
Total financial services liabilities	298,020	218,145
Total Liabilities	1,745,008	1,555,871
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 64,851,126 and 62,574,961 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	649	626
Additional paid-in-capital	1,407,597	1,348,733
Retained earnings	711,666	433,126
Total Stockholders' Equity	2,119,912	1,782,485
Total Liabilities and Stockholders' Equity	$3,864,920	$3,338,356

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(Dollars in thousands)
Operating Activities:
Net income	$147,488	$92,589	$367,582	$238,312
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	11,526	7,838	30,062	26,016
Depreciation and amortization	8,285	7,576	27,166	23,054
Inventory impairments	—	325	—	935
Net (gain) loss on marketable equity securities	—	(3,863)	8,285	(11,797)
Deferred income tax expense	2,195	4,182	10,688	13,670
Net changes in assets and liabilities:
Trade and other receivables	4,697	(8,315)	(12,815)	(12,997)
Mortgage loans held-for-sale, net	(72,050)	(80,001)	(35,535)	(47,810)
Housing completed or under construction	(62,613)	168,265	(449,882)	(83,484)
Land and land under development	(123,742)	(139,116)	(15,032)	(149,577)
Prepaids and other assets	(24,618)	(805)	(44,932)	(4,694)
Accounts payable and accrued liabilities	56,295	42,276	91,318	66,205
Net cash provided by (used in) operating activities	(52,537)	90,951	(23,095)	57,833

Investing Activities:
Purchases of marketable securities	—	(1,368)	(10,804)	(11,708)
Sales of marketable securities	—	1,360	59,266	7,637
Purchases of property and equipment	(5,892)	(4,586)	(26,777)	(24,714)
Net cash provided by (used in) investing activities	(5,892)	(4,594)	21,685	(28,785)

Financing Activities:
Advances on mortgage repurchase facility, net	71,529	59,145	52,774	32,801
Payments on homebuilding line of credit, net	—	—	(5,000)	—
Payments of senior notes	—	—	(250,000)	—
Proceeds from issuance of senior notes	—	—	298,050	—
Dividend payments	(25,952)	(18,780)	(89,008)	(73,117)
Payments of deferred debt issuance costs	(4,471)	—	(4,471)	—
Issuance of shares under stock-based compensation programs, net	(1,149)	(963)	28,825	15,341
Net cash provided by (used in) financing activities	39,957	39,402	31,170	(24,975)

Net increase (decrease) in cash, cash equivalents and restricted cash	(18,472)	125,759	29,760	4,073
Cash, cash equivalents and restricted cash:
Beginning of period	522,444	348,453	474,212	470,139
End of period	$503,972	$474,212	$503,972	$474,212

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$411,362	$424,186	$411,362	$424,186
Restricted cash	15,343	14,279	15,343	14,279
Financial Services:
Cash and cash equivalents	77,267	35,747	77,267	35,747
Total cash, cash equivalents and restricted cash	$503,972	$474,212	$503,972	$474,212

New Home Deliveries

	Three Months Ended December 31,
	2020			2019			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,389	$658,307	$473.9	1,299	$606,558	$466.9	7%	9%	1%
Mountain	810	407,160	502.7	762	371,098	487.0	6%	10%	3%
East	365	115,520	316.5	328	97,196	296.3	11%	19%	7%
Total	2,564	$1,180,987	$460.6	2,389	$1,074,852	$449.9	7%	10%	2%

	Year Ended December 31,
	2020			2019			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	4,412	$2,106,241	$477.4	3,763	$1,771,061	$470.7	17%	19%	1%
Mountain	2,530	1,293,779	511.4	2,242	1,131,568	504.7	13%	14%	1%
East	1,216	365,359	300.5	969	302,619	312.3	25%	21%	(4)%
Total	8,158	$3,765,379	$461.6	6,974	$3,205,248	$459.6	17%	17%	0%

Net New Orders

	Three Months Ended December 31,
	2020				2019				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,453	$712,792	$490.6	4.75	884	$400,147	$452.7	3.19	64%	78%	8%	49%
Mountain	835	448,908	537.6	4.66	436	212,772	488.0	2.21	92%	111%	10%	111%
East	420	153,650	365.8	4.41	254	71,950	283.3	2.80	65%	114%	29%	57%
Total	2,708	$1,315,350	$485.7	4.66	1,574	$684,869	$435.1	2.79	72%	92%	12%	67%

	Year Ended December31,
	2020				2019				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	6,099	$3,078,584	$504.8	5.29	4,263	$1,963,489	$460.6	3.91	43%	57%	10%	35%
Mountain	3,337	1,818,833	545.1	4.46	2,410	1,189,193	493.4	3.04	38%	53%	10%	47%
East	1,576	562,419	356.9	4.27	1,166	342,469	293.7	3.68	35%	64%	22%	16%
Total	11,012	$5,459,836	$495.8	4.85	7,839	$3,495,151	$445.9	3.56	40%	56%	11%	36%
        *Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Year Ended
	December 31,		%	December 31,		%	December 31,		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change
West	103	89	16%	102	92	11%	96	90	7%
Mountain	60	65	(8)%	60	66	(9)%	62	66	(6)%
East	31	31	—%	32	30	6%	31	27	15%
Total	194	185	5%	194	188	3%	189	183	3%

Backlog

	December 31,
	2020			2019			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	3,710	$1,831,205	$493.6	2,023	$960,057	$474.6	83%	91%	4%
Mountain	2,018	1,090,557	540.4	1,211	624,672	515.8	67%	75%	5%
East	927	341,439	368.3	567	160,618	283.3	63%	113%	30%
Total	6,655	$3,263,201	$490.3	3,801	$1,745,347	$459.2	75%	87%	7%

Homes Completed or Under Construction (WIP lots)

	December 31,		%
	2020	2019	Change
Unsold:
Completed	48	122	(61)%
Under construction	131	255	(49)%
Total unsold started homes	179	377	(53)%
Sold homes under construction or completed	4,797	2,779	73%
Model homes under construction or completed	498	473	5%
Total homes completed or under construction	5,474	3,629	51%

Lots Owned and Optioned (including homes completed or under construction)

	December 31, 2020			December 31, 2019
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	12,335	3,460	15,795	9,538	2,805	12,343	28%
Mountain	6,279	2,591	8,870	6,654	3,879	10,533	(16)%
East	2,868	1,936	4,804	2,313	2,197	4,510	7%
Total	21,482	7,987	29,469	18,505	8,881	27,386	8%

Selling, General and Administrative Expenses

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change

	(Dollars in thousands)
General and administrative expenses	$53,232	$46,178	$7,054	$184,720	$175,027	$9,693
General and administrative expenses as a percentage of home sale revenues	4.5%	4.3%	20 bps	4.9%	5.5%	-60 bps
Marketing expenses	$26,275	$23,349	$2,926	$95,103	$81,615	$13,488
Marketing expenses as a percentage of home sale revenues	2.2%	2.2%	0 bps	2.5%	2.5%	0 bps
Commissions expenses	$38,442	$35,574	$2,868	$123,395	$106,148	$17,247
Commissions expenses as a percentage of home sale revenues	3.3%	3.3%	0 bps	3.3%	3.3%	0 bps
Total selling, general and administrative expenses	$117,949	$105,101	$12,848	$403,218	$362,790	$40,428
Total selling, general and administrative expenses as a percentage of home sale revenues	10.0%	9.8%	20 bps	10.7%	11.3%	-60 bps

Capitalized Interest

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(Dollars in thousands)
Homebuilding interest incurred	$14,849	$15,745	$61,276	$63,635
Less: Interest capitalized	(14,849)	(15,745)	(61,276)	(63,635)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$55,217	$59,621	$55,310	$54,845
Plus: Interest capitalized during period	14,849	15,745	61,276	63,635
Less: Previously capitalized interest included in home cost of sales	(17,289)	(20,056)	(63,809)	(63,170)
Interest capitalized, end of period	$52,777	$55,310	$52,777	$55,310